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EXHIBIT 10.15

                    STOCK AND WARRANT SUBSCRIPTION AGREEMENT

     This Stock and Warrant Subscription Agreement (the "AGREEMENT") is made and entered into as of the 15th day of August, 2000 (the "EFFECTIVE DATE"), by and between The Good Guys, Inc., a Delaware corporation ("COMPANY"), and Kenneth Weller ("EXECUTIVE").

                             PRELIMINARY STATEMENTS

     A. Executive has entered into an Employment Agreement with Company which provides, as part of Executive's compensation package, certain special stock purchase rights.

     B. As part of Executive's special stock purchase rights, Executive has been offered the opportunity to purchase for cash up to 500,000 shares of restricted stock of the Company (the "COMMON SHARES").

     C. In conjunction therewith, Executive has also been granted the right to receive 50% warrant coverage for the Common Shares purchased before September 1, 2000, exercisable within three (3) years of the Effective Date on the terms described herein (the "WARRANT").

     NOW, THEREFORE, for good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, now agree as follows:

                             STATEMENT OF AGREEMENT

     1. Subscription.

         (a) Common Shares. Executive hereby subscribes for 500,000 Common Shares. Upon purchase of the shares by Executive, Company will cause one or more certificates evidencing the Common Shares to be issued to and registered in the name of the Executive.

         (b) Warrant. Executive hereby subscribes for the Company's Warrant coverage pursuant to the Common Stock Purchase Warrant attached hereto as Exhibit A.

     2. Consideration. In consideration for the subscription for the Common Shares and the Warrant, Executive has agreed to pay to Company, by wire transfer the fair market value per share of the Common Shares as of August 16, 2000 (based upon the closing price of such stock on the Nasdaq National Market on that date).

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     3. Representations and Warranties of Executive. Executive hereby represents and warrants to Company as follows:

         (a) Authorization. This Agreement constitutes a valid and legally binding obligation of Executive, enforceable in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and the effect of rules of law governing the availability of equitable remedies. Executive represents that he has full power and authority to enter into this Agreement.

         (b) Access to Information. Executive has had an opportunity to receive and review all documents and information that he considers material to his purchase of the Common Shares and to ask questions of and receive satisfactory answers from Company, concerning Company and the terms and conditions of the purchase of the Common Shares and the Warrant, and all such questions have been answered to the full satisfaction of Executive.

         (c) Knowledgeable Investor. Executive has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Common Shares.

         (d) Accredited Investor. Executive is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

         (e) Investment Intent. Executive understands that neither the Common Shares nor the Warrant have been registered under the Securities Act of 1933 (the "SECURITIES ACT"), or any other applicable state or federal securities statutes (collectively, the "ACTS"). Executive is purchasing the Common Shares and the Warrant for investment, for his own account, and with no present intention of reselling, directly or indirectly participating in any distribution of or otherwise disposing of the Common Shares. Executive understands that the Common Shares are subject to restrictions on transfer and that Executive may bear the economic risk of purchasing the Common Shares for an indefinite period of time.

         (f) No Brokers. Executive has not authorized any broker, dealer, agent or finder to act on its behalf nor does Executive have any knowledge of any broker, dealer, agent or finder purporting to act on its behalf with respect to this transaction.

         (g) Legend. Executive acknowledges that a legend substantially as follows will be placed on the certificates representing the Common Shares and the Warrant:

         THE SECURITIES HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT

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         TO THE SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE
         STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

         (h) Reliance. Executive understands that the Common Shares and the Warrant are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of Executive set forth herein in order to determine the applicability of such provisions;

     4. Representations and Warranties of Company. Company hereby represents and warrants to Executive as follows:

         (a) Organization. Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify is not reasonably anticipated to have a material adverse effect on the condition (financial or otherwise), business, properties, net worth or results of operations of Company;

         (b) Shares. The Common Shares are duly authorized, and when issued and delivered, shall be validly issued, fully paid and non-assessable;

         (c) Authorization. This Agreement has been duly authorized, validly executed and delivered on behalf of Company and is a valid and binding agreement of Company enforceable in accordance with its terms, subject to general principles of equity and bankruptcy or other laws affecting the enforcement of creditors' rights generally, and Company has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder;

         (d) No Conflict. The execution and delivery of this Agreement, the issuance of the Common Shares and the consummation of the transactions contemplated by this Agreement, will not conflict with or result in a breach of or a default under any of the terms or provisions of Company's certificate of incorporation or by-laws, or of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets is bound, any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over Company, or any of its properties or assets or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Company pursuant to the terms of

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     any agreement or instrument to which Company is a party or by which Company may be bound or to which any of Company's property or Company is subject;
     and

         (e) No Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to Company's knowledge, threatened, against or affecting Company, or any of its properties, which would reasonably be anticipated to result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs, business prospects, properties or assets of Company.

     5. Miscellaneous.

         (a) Restrictions. Neither the Common Shares nor the Warrant may be offered for sale, sold or transferred except pursuant to (i) an effective registration under the Securities Act or in a transaction which is otherwise in compliance with the Securities Act, (ii) an effective registration under any applicable state securities statute or in a transaction otherwise in compliance with any applicable state securities statute, and (iii) evidence of compliance with the applicable securities laws of other jurisdictions. Executive shall furnish to Company and Company shall be entitled to rely upon an opinion of competent securities counsel acceptable to Company with respect to compliance with the above laws.

         (b) Integration. This Agreement, together with the Exhibit hereto, sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements.

         (c) Amendment. No modification or amendment hereof shall be valid and binding, unless it be in writing and signed by the parties hereto.

         (d) Successors and Assigns. This Agreement and the undertakings and representations herein contained shall inure to the benefit of and bind the parties and their respective successors and assigns.

         (e) Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained in this Agreement shall survive the issuance of the Common Shares to Executive and his payment therefor.

         (f) Headings. The section headings used herein are for the convenience of the parties only, are not substantive and shall not be used to interpret or construe any of the provisions herein.

         (g) Governing Law. This Agreement shall be governed by the internal laws of the state of Delaware without giving effect to the conflict of law principles thereof.


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         (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.

     6. Employment Agreement Provisions Executive is executing this document in connection with his employment by the Company as provided in that Executive Employment Agreement entered into effective on August 15, 2000 between Executive and the Company. The terms of the Executive Employment Agreement shall govern in the event of any inconsistency or ambiguity between the documents.

                            [SIGNATURE PAGE FOLLOWS]



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     IN WITNESS WHEREOF, this Agreement was duly executed on the date first above written.

                                   THE GOOD GUYS, INC.


                                   By: /s/ Ronald A. Unkefer
                                      ----------------------------------
                                   Name: Ronald A. Unkefer
                                   Title: Chief Executive Officer


                                   KENNETH WELLER

                                   By: /s/ Kenneth Weller
                                      ----------------------------------
                                   Name:  Kenneth Weller
                                   Title:  President

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                                    EXHIBIT A

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND APPLICABLE LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

No. _____________


                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                               THE GOOD GUYS, INC.

     This certifies that, beginning on the date of this Warrant, for value received, Kenneth Weller ("BUYER"), or registered assigns (the "HOLDER"), is entitled to purchase from The Good Guys, Inc., a Delaware corporation (the "COMPANY"), shares of the Common Stock of the Company (the "COMMON STOCK"), in the amount set forth in Section 2, upon surrender hereof, at the principal office of the Company referred to below, with a duly executed Notice of Exercise, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in
Section 3. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "WARRANT" as used herein shall include this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

     1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, beginning on the Effective Date of that certain Stock and Warrant Subscription Agreement by and among Buyer and Company and ending three (3) years from the date thereof. Subject to the notice requirements of Section 10 hereof, after such date, this Warrant shall be void.

     2. Number of Shares Which May Be Purchased. This Warrant may be exercised to purchase Two Hundred Fifty Thousand (250,000) shares of the Company's Common Stock as adjusted from time to time pursuant to Section 12 hereof.

     3. Exercise Price. The purchase price per share for the Common Stock purchased under this Warrant (the "EXERCISE PRICE") shall be the fair market value per share of the Company's Common Stock as of August 16, 2000 based upon the closing price of such stock on the Nasdaq National Market on that date, or as adjusted from time to time pursuant to Section 12 hereof.

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    4. Exercise of Warrant.

         (a) Method of Exercise. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and a Notice of Exercise duly completed and executed on behalf of the Holder, at the office of the Company, and upon payment equal to the aggregate Exercise Price of the Common Stock being purchased in cash or by check payable to the Company.

         (b) Other Matters. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the remaining number of shares for which this Warrant may then be exercised.

     5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

     6. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     7. No Rights as Stockholder. This Warrant shall not entitle its Holder, as such, to any of the rights of a stockholder of the Company until this Warrant is exercised in the manner provided pursuant to Section 4 hereof.

     8. Transfer of Warrant.

         (a) Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his or her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant

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     Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

         (b) Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to compliance with the Securities Act of 1933, as amended (the "ACT"), and applicable state securities laws, title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

         (c) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 8, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

          (d) Compliance with Securities Laws.

              (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired for investment, and not with a view toward distribution or resale in violation of applicable securities laws.

               (ii) All shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

    THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE LAWS.

     9. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a


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sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its corporate charter to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof.

     10. Notices.

         (a) Not less than thirty (30) days nor more than sixty (60) days prior to the expiration of the Warrant as provided in Section 1 hereof, the Company shall give written notice to the Holder of such pending expiration.

         (b) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 12 hereof, the Company shall issue a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

         (c) In case:

             (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

              (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

              (iii) of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

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         (d) All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

     11. Amendments. Any term of this Warrant may be amended with the written consent of the Company and all of the Holders of this Warrant.

     12. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

         (a) Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger of consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, merger, consolidation, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 12. The foregoing provisions of this Section 12(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

         (b) Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the

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     securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change, and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 12.

         (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

         (d) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 12.

         (e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 12, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a Certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

     13. Miscellaneous.

         (a) Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the Holder and their respective permitted assigns. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

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         (b) Headings. The headings of the Sections of this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

         (c) Governing Law. This Warrant shall be governed by the laws of the State of Delaware, excluding that body of law relating to conflicts of laws.

         (d) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or mailed, by registered or certified mail as follows:

         if to Holder:                     Kenneth Weller
                                           5021 Vernon Avenue PMB #199
                                           Edina, MN 55436

         if to Company:                    The Good Guys, Inc.
                                           7000 Marina Boulevard
                                           Brisbane, California  94005-1840

Such addresses may be changed from time to time by written notice to the other party.

     IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  _________________              THE GOOD GUYS, INC.

                                       By: ________________________________

                                       Name:_______________________________

                                       Date:_______________________________



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